                                                                     EXHIBIT 3.2






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                                     BYLAWS

                                       OF

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
             (Incorporated under the Laws of the State of Delaware)







                             As of January 26, 1999






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                                TABLE OF CONTENTS


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                                    ARTICLE I

                    Offices And Records; Certain Definitions.................  1

Section 1.1  Delaware Office.................................................  1
Section 1.2  Other Offices...................................................  1
Section 1.3  Books and Records...............................................  1
Section 1.4  Certain Definitions.............................................  1

                                   ARTICLE II

                             Action By Stockholders..........................  2

Section 2.1  Annual Meetings.................................................  2
Section 2.2  Special Meetings................................................  2
Section 2.3  Place of Meetings...............................................  2
Section 2.4  Notice of Meetings; Postponement or
               Cancellation..................................................  2
Section 2.5  Quorum and Adjournment..........................................  3
Section 2.6  Proxies.........................................................  4
Section 2.7  Notice of Stockholder Nominations and
               Other Proposed Stockholder Action.............................  4
Section 2.8  Procedure for Election of Directors and
               Other Stockholder Votes.......................................  8
Section 2.9  Vote Required for Stockholder Action............................  9
Section 2.10  No Stockholder Action by Written Consent.......................  9

                                   ARTICLE III

                               Board of Directors............................  9

Section 3.1  General Powers..................................................  9
Section 3.2  Number and Tenures of Directors.................................  9
Section 3.3  Regular Meetings................................................ 10
Section 3.4  Special Meetings................................................ 10
Section 3.5  Notice of Meetings.............................................. 10
Section 3.6  Action by Written Consent In Lieu of a
               Meeting....................................................... 11
Section 3.7  Telephonic Participation in Meetings............................ 11
Section 3.8  Quorum; Vote Required for Action................................ 11
Section 3.9  Vacancies....................................................... 12
Section 3.10  Board Approval Policies........................................ 12
Section 3.11  Committees of the Board of Directors........................... 13



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                                                                            Page
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Section 3.12  Removal........................................................ 17
Section 3.13  Minutes of the Board and Certain Other Records................. 17

                                   ARTICLE IV

                                    Officers................................. 18

Section 4.1  Officers........................................................ 18
Section 4.2  Election and Term of Office..................................... 18
Section 4.3  Chairman of the Board; Chief Executive
               Officer; Vice Chairmen of the Board........................... 19
Section 4.4  President....................................................... 19
Section 4.5  Vice Presidents................................................. 19
Section 4.6  Treasurer; Assistant Treasurers................................. 20
Section 4.7  General Counsel; Assistant General
               Counsel....................................................... 20
Section 4.8  Secretary; Assistant Secretaries................................ 20
Section 4.9  Agents; Employees............................................... 21
Section 4.10  Removal........................................................ 21
Section 4.11  Vacancies...................................................... 22

                                    ARTICLE V

                    Indemnification of Directors, Officers,
                              Employees and Agents........................... 22

Section 5.1  Indemnification Respecting Third Party
               Claims........................................................ 22
Section 5.2  Indemnification Respecting Derivative
               Claims........................................................ 23
Section 5.3  Determination of Entitlement to
               Indemnification............................................... 24
Section 5.4  Right to Indemnification In Certain
               Circumstances................................................. 25
Section 5.5  Advances of Expenses............................................ 26
Section 5.6  Indemnification Not Exclusive................................... 26
Section 5.7  Corporate Obligations; Reliance................................. 27
Section 5.8  Accrual of Claims; Successors................................... 27
Section 5.9  Insurance....................................................... 27
Section 5.10  Definitions of Certain Terms................................... 28

                                   ARTICLE VI

                        Stock Certificates and Transfers..................... 28

Section 6.1  Stock Certificates and Transfers................................ 28
Section 6.2  Lost, Stolen or Destroyed Certificates.......................... 29



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                                                                            Page
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                                   ARTICLE VII


                            Contracts, Proxies, Etc.......................... 29

Section 7.1  Contracts....................................................... 29
Section 7.2  Proxies......................................................... 29

                                  ARTICLE VIII

                            Miscellaneous Provisions......................... 30

Section 8.1  Fiscal Year..................................................... 30
Section 8.2  Dividends....................................................... 30
Section 8.3  Seal............................................................ 30
Section 8.4  Waiver of Notice................................................ 30
Section 8.5  Annual Audit.................................................... 30
Section 8.6  Resignations.................................................... 31

                                   ARTICLE IX

                                   Amendments................................ 31







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                                     BYLAWS
                                       OF
                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                            (As of January 26, 1999)

             (Incorporated under the Laws of the State of Delaware)


                                    ARTICLE I

                    OFFICES AND RECORDS; CERTAIN DEFINITIONS

         Section 1.1 Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

         Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the business of the Corporation may from time to time require and as may be authorized by the Board of Directors or the officers.

         Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or officers.

         Section 1.4 Certain Definitions. Except where otherwise explicitly provided, all references herein to the "CERTIFICATE OF INCORPORATION" shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect (including any certificates of designations (a "PREFERRED STOCK DESIGNATION") filed under section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the "DGCL")), starting with the Amended and Restated Certificate of Incorporation dated January 26, 1999 in effect on the date these Bylaws become effective. In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to "THE BYLAWS" or "THESE BYLAWS" or "HEREIN", or "HEREOF" or a like reference shall refer to these Bylaws as so amended.









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                                   ARTICLE II

                             ACTION BY STOCKHOLDERS

         Section 2.1 Annual Meetings. The Annual Meeting of Stockholders of the Corporation for the election of directors and to act on such other matters as may properly be brought before the meeting shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, except as may otherwise be provided by law.

         Section 2.2 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "WHOLE BOARD"); provided, however, that, in addition, prior to the "TRIGGER DATE" (as defined in the Certificate of Incorporation), the Secretary of the Corporation shall call a special meeting of stockholders promptly upon request by General Motors Corporation, a Delaware corporation ("GM"), or any of its affiliates (as defined in Section 2.7 of these Bylaws), in each case if such entity is a common stockholder of the Corporation. No business other than that stated in the notice shall be transacted at any special meeting.

         Section 2.3 Place of Meetings. The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

         Section 2.4 Notice of Meetings; Postponement or Cancellation. Written notice of a meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the



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stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders of which notice shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before an Annual Meeting of Stockholders, provided that notice of any such matter to be brought before the meeting by any stockholder shall have been given to the Corporation as provided by Section 2.7 of these Bylaws. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived in accordance with Section 8.4 of these Bylaws by those not present or not provided notice. Any previously scheduled meeting of the stockholders may be postponed or cancelled, and any special meeting of the stockholders called by the Board of Directors may be postponed or cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors ("VOTING STOCK"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that, when specified business is to be voted on by one or more classes or series of stock voting as a class, unless otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the voting power on such matter of the shares of all such classes or series shall constitute a quorum for the transaction of such business. Any meeting may be adjourned from time to time, whether or not there is a quorum, either (i) in the discretion of the Chairman of the meeting where necessary for the proper and orderly conduct of the meeting (including, without limitation, where necessary to tabulate any vote the tabulation of which is necessary for the continued conduct of the meeting) or
(ii) by vote of the holders of a majority of the voting power of the shares of stock present at the meeting. Other than an announcement at the meeting of the time and place of the adjourned meeting, no notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.



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         Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy in writing (or in such other form as permitted by the DGCL) executed by the stockholder or by the stockholder's duly authorized attorney-in-fact.

         Section 2.7 Notice of Stockholder Nominations and Other Proposed Stockholder Action.

         (a)  Annual Meetings of Stockholders.

              (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an Annual Meeting of Stockholders made be made only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section.

              (2) For nominations or other proposals to be properly brought before an Annual Meeting of Stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have





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         been delivered in a timely manner for the annual meeting of stockholders in 2000, to be timely, a stockholder's notice shall have been delivered not later than the close of business on December 2, 1999 nor earlier than the close of business on November 2, 1999. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Rule 14a-11 thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (c) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of capital stock the Corporation which are owned of record or beneficially by each such person.

              (3) Notwithstanding anything in the second sentence of paragraph
         (a)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall


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         also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under
    Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.







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         (c)  General.

              (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

              (2) For purposes of this Section, "AFFILIATE" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "BENEFICIALLY OWNS" (and variations thereof) shall have the same meaning as when used in
         Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this Section, (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (ii) nothing in this Section shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of preferred stock to

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         elect directors in accordance with the provision of an applicable
         Preferred Stock Designation.

              (4) Notwithstanding the foregoing provisions of this Section, any common stockholder who, together with its affiliates, owns shares of common stock entitled to exercise a majority of the voting power which all outstanding shares of Voting Stock are entitled to exercise in the election of directors may nominate one or more individuals for election as directors by giving to the Secretary of the Corporation in writing notice only of the name and business or residence address of its nominee or nominees, including each such individual's written consent to being named as a nominee and to serving as a director if elected, not later than five days before the day on which the meeting for the election of directors is scheduled to be held.

         Section 2.8 Procedure for Election of Directors and Other Stockholder Votes. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot only if required by the Chairman of the meeting. The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors of election with respect to all votes at any annual or special meeting of stockholders, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall collect any ballots and tabulate all votes and make a report thereon and shall have the other duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting, provided, however, that procedural matters may be voted on by voice vote or other means, without a tabulation of votes.



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

         Section 2.9 Vote Required for Stockholder Action. Subject to the rights (if any) of the holders of any series of preferred stock to elect directors from time to time as provided by the Certificate of Incorporation, a plurality of the votes cast in favor of a nominee at the meeting shall be required for, and sufficient to, elect a director. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws (including with respect to removal of directors), in all matters other than the election or removal of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting and entitled to vote on a matter presented to the meeting and voting in favor of or against the matter presented shall be required for, and sufficient to constitute, the act of the stockholders on such matter.

         Section 2.10 No Stockholder Action by Written Consent. Effective as of the Trigger Date, except as otherwise provided pursuant to provisions of the Certificate of Incorporation fixing the powers, privileges or rights of any series of preferred stock in respect of action by written consent of the holders of such series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Prior to the Trigger Date, action of the stockholders or any class or classes, or series thereof, may be taken by written consent as permitted by law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

         Section 3.2 Number and Tenures of Directors. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class of preferred stock or series thereof with respect to the election of additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed




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from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three); provided, however, that (i) no reduction in the number of directors shall reduce the term of office of any director then in office and (ii) before the Trigger Date action by the Board of Directors fixing the number of directors shall require the affirmative vote of 80% of the Whole Board. The directors, other than those who may be elected by the holders of any class of preferred stock or any series thereof, shall be classified by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with a director of each class to hold office until his or her successor is duly elected and qualified (such classification to be effective upon the date shares of common stock of the Corporation are first publicly held). At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (and until such person's successor shall have been duly elected and qualified).

         Section 3.3 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without other notice than such resolution.

         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman of the Board (if any), the President or any three directors then in office. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call a special meeting, the Secretary shall give any requisite notice for the meeting.

         Section 3.5 Notice of Meetings. Notice of any special meeting of directors shall be given to each director in a writing addressed to such person's business address or principal residence (as the Secretary has most recently been advised of) and sent by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or given to the director orally. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United







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

States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If given orally (by telephone or in person) or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors then in office are present or if all directors then in office waive in writing notice of the meeting either before or after such meeting.

         Section 3.6 Action by Written Consent In Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3.7 Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting; provided, however, that provision of such means for telephonic participation shall be in the discretion of the Board of Directors.

         Section 3.8 Quorum; Vote Required for Action. Subject to Section 3.9 of these Bylaws, a quorum for the transaction of business by the Board of Directors at a meeting thereof shall, prior to the Trigger Date, be 80% of the Whole Board and, on and after the Trigger Date, be a majority of the Whole Board, but, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice to all the directors not present of the time and place of the adjourned meeting; provided, however, that (i) no adjourned meeting shall continue past the date for which the next notice of meeting is given or









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


the next regular meeting is scheduled and (ii) prior to the Trigger Date, if all the directors then in office waive in writing before or after a meeting the requirement that 80% of the Whole Board shall constitute a quorum, a majority of the Whole Board shall be sufficient to constitute a quorum. Except as otherwise provided in the Certificate of Incorporation or these Bylaws (including, without limitation, Section 3.10 of these Bylaws), the affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the meeting is convened shall be the act of the Board of Directors. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave less than a quorum, provided that the votes required for the taking of any particular action shall nonetheless continue to be required for such action to be taken.

         Section 3.9 Vacancies. Except as otherwise provided for or fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or preferred stock or series thereof with respect to the election of additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting for any reason shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; provided, however, that, prior to the Trigger Date, the affirmative vote of at least 80% of the remaining directors then in office, even though less than a quorum of the Board of Directors, shall be required to fill vacancies on the Board resulting from any increase in the number of directors or for any other reason. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3.10 Board Approval Policies. The Board of Directors by resolution adopted by the affirmative vote of a majority of the Whole Board shall establish such policies for the Corporation with respect to the categories of matters which shall require the approval of the Board of Directors or a committee thereof prior to the Corporation taking action to put such a matter into effect, as the Board of Directors shall from time to time consider appropriate for the exercise of effective oversight of the Corporation's business and affairs by the Board of Directors. Any such resolution or resolutions may provide that the approval by the Board of Directors required for a particular category of matter shall require the affirmative vote of a number of directors greater than that which would otherwise be required by Section 3.8 of these Bylaws (but not greater than 80% of the Whole Board) and any such greater vote requirement established by such resolution requiring the affirmative vote of a number of directors greater than that which would otherwise be required by Section 3.8 of these Bylaws shall have the same force and effect as if set forth in these Bylaws; provided, however, that such resolution shall have been adopted by the like affirmative vote of the Board of Directors as that required by such resolution for such approval of the Board of Directors; and provided further that, (i) prior to the Trigger Date, any such resolution establishing such Board of Directors approval policies (including any providing for such greater vote requirement for such approval by the Board of Directors) that has been adopted by the Board of Directors may be rescinded or amended only by the affirmative vote of 80% of the Whole Board and
(ii) on or after the Trigger Date, any such resolution that has been adopted by the Board of Directors may be rescinded or amended only by the affirmative vote of a majority of the Whole Board.

         Section 3.11 Committees of the Board of Directors.

         (a) Designation of Committees. The Board of Directors may by resolution designate one or more committees in addition to the standing committees of the Board of Directors hereinafter provided for, consisting of one or more directors of the Corporation, which, to the extent authorized in any resolution of the Board of Directors or these Bylaws and permissible under the laws of the State of Delaware and the Certificate of Incorporation, shall have and may exercise any or all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that, prior to the Trigger Date, such resolution be approved by the affirmative vote of at least 80% of the Whole Board. The Board of Directors by resolution shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee; provided, however, that, prior to the Trigger Date, such resolution be approved by the affirmative vote of at least 80% of the Whole Board. Any committee of the Board of Directors may authorize the seal of the Corporation to be affixed to any papers which may require it pertaining to matters within the committee's authority.

         (b) Alternate Members of Committee. The Board of Directors may designate one or more directors as alternate members of any committee (by the same vote required to elect a regular member of the committee), who may replace any absent or disqualified member at any meeting of the committee. The presence of such an alternate at a meeting of the committee shall count towards the quorum for such meeting and the vote or consent of such an alternate shall have the same force and effect as that of a regular member of the committee.


         (c) Committee Procedures; Quorum; Vote Required For Action. A majority of any committee may determine its procedures for conduct of business and fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by Section 3.5 of these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

         (d) Committees of the Corporation. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

         (e) Standing Committees. The following committees shall be standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation and Executive Development Committee, and the Corporate Governance and Public Issues Committee. The members and chairmen of each standing committee of the Board of Directors shall be elected annually by the Board of Directors at its first meeting after each Annual Meeting of Stockholders or at any other time as the Board of Directors shall determine, but each such committee shall have at least three members. No officer or employee of the Corporation or any subsidiary of the Corporation or, prior to the Trigger Date, of GM or an affiliate (as defined in Section 2.7 of these Bylaws) thereof shall be a member of the Audit Committee or the Corporate Governance and Public Issues Committee. No officer or employee of the Corporation or any subsidiary of the Corporation shall be a member of the Compensation and Executive Development Committee.

         (f) Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board of Directors, all of the powers and authority which the Board of Directors may exercise in the direction and management of the business and affairs of the Corporation, except as prohibited by the DGCL or the Certificate of Incorporation and except to the extent another committee shall have been accorded authority over the matter. The executive committee shall also have responsibility, and may exercise such powers and authority as may be necessary, to oversee the management of the investment funds of the Corporation and its subsidiaries and to serve as named fiduciary of all benefit plans of the Corporation and its subsidiaries covered by the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA"), except to the extent that a different person, committee or entity is so designated by the documents governing such plans as approved by the Executive Committee or the Board of Directors.

         (g) Audit Committee. The Audit Committee shall have responsibility, and may exercise such powers and authority as may be necessary, to select, and to establish the scope of, and oversee the annual audit to be conducted by, the independent auditors for the Corporation and its consolidated subsidiaries, such selection for the ensuing calendar year to be made annually in advance of the annual meeting of stockholders. Such selection may be submitted to the stockholders for ratification or rejection at such meeting. The Audit Committee shall have such other responsibilities, and such powers and authority, as are normally incident to the functions of an audit committee or as may be determined by the Board of Directors. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

         (h) Compensation and Executive Development Committee.

         (1) The Compensation and Executive Development Committee shall determine the compensation of: (a) employees of the Corporation who are directors of the Corporation and (b) after receiving and considering the recommendation of the Chief Executive Officer and the President of the Corporation, all officers of the Corporation or any other employee of the Corporation or any of its direct or indirect subsidiaries who occupy such other positions as may be designated by the committee from time to time.

         (2) Where any employee benefit or incentive compensation plan affects employees of the Corporation or its subsidiaries whose compensation is to be determined or is subject to review by the Compensation and Executive Development Committee, such plan shall first be submitted to the committee for its review. Any such plan or amendment or modification shall be made effective with respect to such employees only if and to the extent approved by the committee. The committee also shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

         (3) The Compensation and Executive Development Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

    (i)  Corporate Governance and Public Issues Committee.

         (1) The Corporate Governance and Public Issues Committee shall be responsible for matters relating to the governance of the Corporation, except as otherwise explicitly allocated by these Bylaws to the Executive Committee (with respect to investment funds), the Audit Committee or the Compensation and Executive Development Committee. The committee also shall, upon its own initiative or otherwise, inquire as it considers appropriate into all phases of the Corporation's business activities that relate to matters of public policy. The committee may make recommendations to the Board of Directors to assist it in the formulation and adoption of basic policies calculated to promote the best interests of the Corporation and the communities in which it operates.

              (2) The Corporate Governance and Public Issues Committee shall also be responsible for matters relating to service on the Board of Directors, subject to any policies adopted by the Board of Directors. The committee from time to time shall conduct studies of the size and composition of the Board of Directors. Prior to each annual meeting of stockholders, the committee shall recommend to the Board of Directors the individuals to constitute the nominees of the Board of Directors, for whose election the Board of Directors will solicit proxies. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the Board of Directors, for its consideration, the names of individuals for election by the Board of Directors. In addition, the committee shall from time to time conduct studies and make recommendations to the Board of Directors regarding compensation of directors.

              (3) The Corporate Governance and Public Issues Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

         Section 3.12 Removal. Subject to the rights of any class of preferred stock or series thereof to elect and remove additional directors under specified circumstances, prior to the Trigger Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class and, on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

         Section 3.13 Minutes of the Board and Certain Other Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and its committees, and of any actions thereof not taken at a meeting, and of the meetings of the stockholders and of any actions thereof not taken at a meeting, and appropriate stock transfer books and registers and such other books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Officers. The Board of Directors shall elect, as officers of the Corporation, a Chairman of the Board of Directors, a President, a Treasurer, a General Counsel, a Secretary, and such other officers (including, without limitation, one or more Vice Chairmen, a Controller, and such Vice Presidents, Senior Vice Presidents and Executive Vice Presidents) as the Board of Directors from time to time shall determine to be appropriate for the conduct of the Governance and affairs of the Corporation. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as are provided by these Bylaws and determined by the Board of Directors or a committee thereof and, subject thereto, as customarily pertain to their respective offices. The Board or any committee thereof may from time to time also elect, or the Chairman of the Board, as chief executive officer of the Corporation, or the President may appoint, such subordinate officers (including one or more Assistant Vice Presidents, Assistant General Counsel, Assistant Controllers, Assistant Secretaries and Assistant Treasurers), as the Board or such officer shall determine to be appropriate for the conduct of the business and affairs of the Corporation, provided that the Board of Directors shall be notified of the appointment by the Chairman of the Board or President of any such subordinate officer. Such subordinate officers shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or a committee thereof or, if appointed thereby, by the Chairman of the Board or President, as the case may be. Two or more offices may be held by one individual. The Board of Directors shall designate, from among the officers, a chief financial officer and a chief accounting officer.

         Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or incapacity or until he shall resign or be removed pursuant to
Section 4.10 of these Bylaws.

         Section 4.3 Chairman of the Board; Chief Executive Officer; Vice Chairmen of the Board. The Chairman of the Board shall (if present) preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation. As the Corporation's chief executive, the Chairman of the Board shall be responsible for the general supervision of the management and the policies and affairs of the Corporation and shall perform the duties, and have the powers and authority, customarily incidental to such office and all such other duties, powers and authority as are determined by the Board of Directors. As chief executive of the Corporation, he or she shall be responsible to keep the Board of Directors reasonably informed about the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act and to have such other responsibilities, and powers and authority, as may be determined by the Board of Directors.

         Section 4.4 President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the general supervision of the management and the policies and affairs of the Corporation and shall supervise the day-to-day operations of the Corporation. The President, if he or she is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

         Section 4.5 Vice Presidents. The Board of Directors may elect such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with such powers, authority and duties, as the Board of Directors shall determine to be appropriate for the conduct of the business and affairs of the Corporation. The Vice Presidents shall have such power and duties and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Vice Presidents shall have such of the powers, authority and duties of the Vice Presidents they assist as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or such Vice President and during the absence or the disability of such Vice President, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate to the conduct of the business and affairs of the Corporation.

         Section 4.6 Treasurer; Assistant Treasurers. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds, including cash-equivalent securities, of the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks, other depository institutions and brokerage firms as may be authorized by the Board of Directors or designated in such manner as may be provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Treasurers shall have such of the powers, authority and duties of the Treasurer as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the Treasurer and, during the absence or the disability of the Treasurer, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

         Section 4.7 General Counsel; Assistant General Counsel. The General Counsel shall be the chief legal officer of the Corporation, shall exercise general supervision of the Corporation's legal affairs and may represent, or designate counsel to represent, the Corporation before any court, regulatory or investigative body or arbitral or other tribunal. The General Counsel shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant General Counsels shall have such of the powers, authority and duties of the General Counsel as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the General Counsel and, during the absence or disability of the General Counsel, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

         Section 4.8 Secretary; Assistant Secretaries. The Secretary shall keep or cause to be kept minutes of all meetings of the Board, the committees of the Board and the stockholders; shall see that all notices of meetings thereof or actions taken thereby are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the seal of the Corporation and may cause it to be affixed to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seal; shall certify or attest to actions of the Board of Directors, the committees thereof, or the stockholders or officers of the Corporation and shall see that all such certificates and other documents required by law to be kept and filed are properly kept and filed; and, in general, shall perform all the duties customarily incident to the office of secretary of a Corporation. The Secretary shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board, a committee thereof the Chairman of the Board as chief executive officer, the President or, as to legal matters, the General Counsel. Assistant Secretaries shall have such of the powers, authority and the duties of the Secretary as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive office, the President or the Secretary and during the absence or disability of the Secretary, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

         Section 4.9 Agents; Employees. The Board of Directors, a committee thereof and each officer of the Corporation may appoint such employees or other agents to perform any of its responsibilities and to exercise any of its powers as may be permitted by law.

         Section 4.10 Removal. Any officer elected, or agent appointed, by the Board of Directors or a committee thereof and any subordinate officer or employee or agent appointed by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer or the President may be removed by the Board of Directors, a committee or the officer who appointed such subordinate officer, employee or agent whenever, in the judgment thereof, the best interests of the Corporation would be served thereby. No officer shall have any rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment or other contract or under an employee benefit plan.

         Section 4.11 Vacancies. A newly created office and any vacancy in any elected office arising for any reason may be filled by the Board of Directors or a committee thereof. Any vacancy in a subordinate office appointed by the Chairman of the Board or the President arising for any reason may be filled by the Chairman of the Board or the President.

                                    ARTICLE V

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         Section 5.1  Indemnification Respecting Third Party Claims.

         (a) Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "SUBSIDIARY OFFICER") of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an "AFFILIATED ENTITY"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 5.6 of these Bylaws.

         (b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section.

         Section 5.2 Indemnification Respecting Derivative Claims.

         (a) The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 5.6 of these Bylaws.

         (b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section.

         Section 5.3 Determination of Entitlement to Indemnification. Any indemnification to be provided under any of paragraphs of Section 5.1 or 5.2 of these Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 5.1 or 5.2 of these Bylaws, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.


         Section 5.4  Right to Indemnification In Certain Circumstances.

         (a) Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) of Section 5.1 or 5.2 of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

         (b) Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation's business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or




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    suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person's time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

         Section 5.5  Advances of Expenses.

         (a) Advances to Directors and Officers. Expenses and costs, incurred by any person referred to in paragraph (a) of Section 5.1 or 5.2 of these Bylaws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

         (b) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in paragraph (b) of Section 5.1 or 5.2 of these Bylaws in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

         Section 5.6 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses





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and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

         Section 5.7 Corporate Obligations; Reliance. The provisions of this Article shall be deemed to create a binding obligation on the part of the Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

         Section 5.8 Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

         Section 5.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.




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         Section 5.10 Definitions of Certain Terms. For purposes of this
Article, (i) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                                   ARTICLE VI

                        STOCK CERTIFICATES AND TRANSFERS

         Section 6.1 Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors or appropriate officers of the Corporation may from time to time prescribe in accordance with the DGCL, the Certificate of Incorporation and these Bylaws, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated. Any such resolution, however, shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of a resolution by the Board of Directors providing that shares of any class or series of stock of the Corporation shall be





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




uncertificated, every holder of uncertificated shares shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such holder's name. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of such signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as required by the DGCL and as the Board of Directors may by resolution prescribe.

         Section 6.2 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount (if any), upon such terms and secured by such surety, as the Board of Directors or an appropriate officer may in its, his or her discretion require.

                                   ARTICLE VII

                            CONTRACTS, PROXIES, ETC.

         Section 7.1 Contracts. Except as otherwise explicitly prohibited or required by law, the Certificate of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on the behalf of the Corporation, and under its corporate seal, by such officer or officers, or such employee or employees or other agent or agents, of the Corporation as by or pursuant to these Bylaws may be authorized to act on the subject matter thereof, (and within any such limits as may have been established by the Board of Directors) without further specific direction thereunto from the Board of Directors.

         Section 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board as chief executive officer, the President or any Vice President may from time to time act or appoint an attorney or attorneys or agent or agents of the Corporation to act, in the name and on behalf of the Corporation, to cast any votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other company, at





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meetings of the holders of the stock or other securities of such other company, or to consent in writing, in the name of the Corporation as such holder, to any action by such other company or to waiver of any notice, or to exercise or waive any right appurtenant to such stock or other securities and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or waiver or exercising or waiving any such right, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem appropriate for the conduct of the business and affairs of the Corporation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

         Section 8.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

         Section 8.3 Seal. The corporate seal shall have inscribed thereon the words Corporate Seal, the year of incorporation and the word Delaware.

         Section 8.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

         Section 8.5 Annual Audit. The accounts, books and records of the Corporation and its consolidated subsidiaries shall be audited upon the conclusion of each fiscal year by a firm of independent certified public accountants selected by the Audit Committee of the Board of Directors, and it shall be the





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



duty of the Board of Directors to cause such audit to be done annually.

         Section 8.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No acceptance or other formal action shall be required of the Board of Directors, the stockholders or any officers to make any such resignation effective.

                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be altered or repealed and new Bylaws may be adopted
(i) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, any of
Section 2.2, 2.7 or 2.10 of Article II or Section 3.1, 3.2, or 3.12 of Article III or Section 8.6 of Article VIII or this Article IX of these Bylaws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by the affirmative vote of a majority of the Whole Board; provided, however, that, before the Trigger Date, the affirmative vote of 80% of the Whole Board shall be required to alter or repeal any provision of these Bylaws or to adopt any new Bylaw.







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